Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gridsum Holding Inc. of our report dated January 7, 2019 relating to the consolidated financial statements, which appears in the Annual Report on Form 20-F for the year ended December 31, 2017 of Gridsum Holding Inc.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

January 22, 2019